UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549


FORM 8-K


CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 6, 2001




AMC ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)



DELAWARE              1-8747                43-1304369
State or other
jurisdiction
of incorporation)(Commission File Number) (IRS Employer
                                         Identification No.)


106 W. 14th STREET
P.O. Box 219615
Kansas City, Missouri                    64121-9615
Address of principal executive           (Zip Code)
offices)





Registrant's telephone number, including area code(816) 221-400




Item 5. 	Other Events.

	The Registrant's 2001 Annual Meeting of Stockholders is now scheduled to be held on September 13, 2001. The location and record date for the meeting have not yet been set.

	In order to be considered for inclusion in the Registrant's proxy statement and form of proxy for the 2001 Annual Meeting of Stockholders, any proposal by a stockholder must be received by the Registrant at its principal office at 106 W. 14th Street, P.O. Box 219615, Kansas City, Missouri 64121-9615, Attn: Nancy L. Gallagher, Vice President and Secretary, on or before July 6, 2001. In addition, proxies listed by management may confer discretionary authority to vote on matters which are not included in the proxy statement but which are raised at the Annual Meeting by stockholders, unless the Registrant receives written notice at such address of such matters on or before July 6, 2001.

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


		AMC ENTERTAINMENT INC.



Date:	June 6, 2001	By: /s/ Peter C. Brown
 			      ______________________
				Peter C. Brown
				Chairman of the Board,
				President and Chief
				Executive Officer